UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2008

MERISEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	01-17156	95-4172359
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer identification No.)

	127 W. 30th Street, 5th Floor	10001
	New York, NY	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 594-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Reference is made to the current report on Form 8-K filed by Merisel, Inc. (the “Company”) on April 1, 2008, in which the Company disclosed that it had entered into an Agreement and Plan of Merger dated as of March 28, 2008 (the “Merger Agreement”) with TU Holdings, Inc. (“TU Holdings”), an affiliate of American Capital Strategies, Ltd. (“ACAS”), and TU Merger, Inc., a wholly-owned subsidiary of TU Holdings.  Reference is also made to the current reports on Form 8-K filed by the Company on June 2, 2008 and June 6, 2008, in which the Company disclosed certain developments with respect to the Merger Agreement.

On the evening of June 9, 2008, the Company received a letter from ACAS (the “June 9 Letter”), purporting to terminate the Merger Agreement on grounds that the Company has experienced a Material Adverse Effect and that certain representations and warranties made by the Company in the Merger Agreement were untrue when made. Among other things, the June 9 Letter also alleges that the Company has breached its obligations under the Merger Agreement by not providing ACAS information relating to its financial performance from and after April 1, 2008.  The Company strenuously denies these claims.  Further, the Company believes that the so-called “termination” of the Merger Agreement is invalid, and that the Merger Agreement remains in full force and effect.

Under the circumstances, however, the Board of Directors of the Company determined that it should postpone the special meeting of the Company’s stockholders, that had been called for the purpose of adopting the Merger Agreement and was otherwise scheduled to take place on June 10, 2008 (the “Special Meeting”), pending a further determination as to the appropriate course of action to be taken by the Company.  No date has been fixed by the Board for the Special Meeting to take place.  The Company intends to pursue all rights, remedies and alternatives available to it in order to safeguard the interests of its stockholders.  On June 10, 2008, the Company issued a press release announcing its decision to postpone the Special Meeting, which is attached hereto as Exhibit 99.2.

The information in this Current Report on Form 8-K under this Item 8.01, including the information contained in Exhibit 99.1, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Act of 1934 or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by a specific reference in such filing.

Forward-Looking Statements

This Report and the exhibits furnished herewith contain “forward-looking statements” as that term is used in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can generally be identified by the use of words such as “expects,” “believes,” “anticipates,” or words of similar import.  Similarly, statements that describe the Company’s future plans, objectives or goals are also forward-looking statements.  Any such forward-looking statements are inherently speculative and are based on currently available information, operating plans, expectations and projections about future events, outcomes and trends.  As such, they are subject to numerous risks and uncertainties, including the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or failure to complete the Merger.  Actual events, results and performance may be significantly different from expectations.  The Company undertakes no obligation to update any such forward-looking statements.  The risk factors listed in the Proxy Statement and in Merisel’s annual report on Form 10-K for the year ended December 31, 2006 and subsequently filed Forms 10-Q and 8-K also provide examples of risks, uncertainties and events that could cause actual events, outcomes and results to differ materially from those contained in forward-looking statements.  The forward-looking statements made herein are only made as of the date of this report and the Company undertakes no obligation to update such forward-looking statements.

Important Merger Information

In connection with the Special Meeting, the Company filed a definitive proxy statement with the Securities and Exchange Commission on May 9, 2008 (the “Proxy Statement”), and disseminated the same to stockholders entitled to vote at the Special Meeting.  The Company’s stockholders and investors are urged to read the Proxy Statement because it contains important information about Merisel, the Merger and related matters.  Investors and stockholders may obtain free copies of the Proxy Statement and other documents filed with the SEC at the SEC’s website at www.sec.gov.  A free copy of the Proxy Statement may also be obtained from Merisel, Inc., 127 West 30th Street, 5th Floor, New York, New York 10001, Attn. Jon Peterson.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Exhibit Title

99.1	Letter dated June 9, 2008, on behalf of American Capital Strategies, Ltd.
99.2	Press Release dated June 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merisel, Inc.

Date: June 10, 2008	By:	/s/Donald R. Uzzi
Name: Donald R. Uzzi
Title: Chairman, Chief Executive Officer and President

By:	/s/Jon H. Peterson
Name: Jon H. Peterson
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Title

99.1	Letter dated June 9, 2008, on behalf of American Capital Strategies, Ltd.
99.2	Press Release dated June 10, 2008.